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                  IRREVOCABLE CONSENT OF LIMITED PARTNER OF
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                    SIGNATURE X LTD. LIMITED PARTNERSHIP
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     In accordance with Section 14.04(b) of the Amended Certificate and
Agreement of Limited Partnership dated June 15, 1988, as amended (the "Partnership Agreement"), the undersigned, a Limited Partner(s) of Signature X Ltd. Limited Partnership (the "Partnership") HEREBY IRREVOCABLY CONSENT(S) to
   each of     the following transactions, amendments, events and other
matters    which shall be deemed to be a unitary transaction (See Instruction
No. 1)    :

     X The Sale/Purchase Transaction Between the Partnership, as Seller, and Signature Inns, Inc. ("SII"), as Buyer, as more fully described in Section IV of the Solicitation and Information Statement Regarding Proposed Sale of Partnership Assets and Other Matters (the "Statement"), and as set forth in the form of Consent Resolutions of Limited Partners which is attached to the Statement as Exhibit E and incorporated herein and by this reference made a part hereof;

     X The Amendments to the Partnership Agreement in the form of the Amendments attached hereto as Exhibit F, which Amendments are incorporated herein and by this reference made a part of hereof. The Amendments are more fully described in Section V of the Statement, and they are referred to in the form of Consent Resolutions of Limited Partners attached to this Statement as Exhibit E, which Resolutions also are incorporated herein and by this reference made a part hereof;

     X The Dissolution, Termination, Liquidation and Winding-Up of the Partnership, as more fully described in Section VI of the Statement and as set forth in the form of Consent Resolutions of Limited Partners which is attached to the Statement as Exhibit E and incorporated herein and by this reference made a part hereof; and,


     X All other matters described in the form of Consent Resolutions of Limited Partners attached to the Statement as Exhibit E and incorporated herein and by this reference made a part hereof.

                                    Limited Partner(s) Must Sign Below
Date_______________________         _________________________________________
                                    Signature of Limited Partner
Date_______________________         _________________________________________
                                    Signature of Limited Partner

NOTE: Each individual owner of a Unit must sign above. If the owner is a corporation, partnership or other entity, a representative must sign, and the names of the entity and representative must be printed in the following blanks: Name of Entity _____________________ Name of Representative
________________________.

PLEASE PLACE THIS CONSENT IN THE ENCLOSED POSTAGE PAID YELLOW ENVELOPE AND MAIL IT SO THAT IT IS RECEIVED NO LATER THAN ________________, 1996.

     See opposite side of this page for important additional instructions.


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Additional Instructions:

1.      All of the X subparagraphs are considered to be a single, unitary
     transaction.      By signing this Consent, you are consenting to all
     transactions listed in the foregoing X subparagraphs of this Consent.
     You are not permitted to pick and choose among them.     You must consent
     to all or none.

2. By signing this Consent, you are authorizing SII, as general partner, to rely on your consent as a valid, binding, irrevocable consent until February 28, 1997 and to proceed with and close the transactions listed in the foregoing X subparagraphs above on or before that date. You agree that you will not at any time before February 28, 1997, attempt to revoke, modify or renounce this Consent in any way.

3. By placing your signature on this Consent, you shall be deemed to have given your consent for all purposes, and any mark, strike, alteration, addition, deletion or other revision to this Consent made by you will be ignored as being of no legal effect.

4.   By signing this Consent you are acknowledging receipt of the Statement.

5. This Consent must be returned to the General Partner by August ___, 1996 (the "Deadline"). The General Partner may, in its discretion, extend the Deadline.















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